Exhibit 99.1
Earnings Release

INVESTORS REAL ESTATE TRUST ANNOUNCES FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND YEAR-TO-DATE ENDED JANUARY 31, 2016

-Reports Funds From Operations of $0.40 and $0.61 per Share/Unit for Third Quarter and Year to Date 2016-
- Increases Total Revenue by 5.4% and 3.7% Year over Year for Third Quarter and Year to Date 2016-

(Minot, ND) – March 10, 2016 - Investors Real Estate Trust (NYSE: IRET) (NYSE: IRETPR) (NYSE: IRETPRB), a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest, today reported its financial and operating results for the quarter and year to date ended January 31, 2016.

Third Quarter Highlights
•	Reported Funds from Operations (“FFO”) of $54.5 million or $0.40 per share/unit
•	Total revenue for the Company increased by $2.8 million, or 5.4%
•	Net Operating Income (“NOI”) from all properties increased by $1.6 million, or 4.8%, and Same-Store NOI decreased by approximately $85,000, or 0.3%
•	Executed new and renewal commercial leases for same-store rental properties on 57,206 square feet
•	Disposed of three retail properties for sales prices totaling $3.5 million and nine office properties that secured a $122.6 million non-recourse mortgage loan

Year to Date Highlights
•	Reported FFO of $84.7 million or $0.61 per share/unit
•	Total revenues for the Company increased by $5.7 million, or 3.7%
•	NOI from all properties increased by $1.6 million, or 1.7%, and Same-Store NOI decreased by $1.3 million, or 1.5%
•	Executed new and renewal commercial leases for same-store rental properties on 376,605 square feet
•	Placed into service five development projects totaling $137.8 million

President and Chief Executive Officer Tim Mihalick commented, “We are pleased with our quarterly and year to date results, which demonstrated strong topline growth with revenues increasing by 5.4% and 3.7% for the third quarter and year to date, as well as continued progress in our portfolio repositioning efforts. Within our Same-Store multifamily portfolio, our operating margins were impacted by current market conditions in western North Dakota as well as seasonally low leasing volumes in the winter months, but we expect that we will be able to drive revenues upward as we enter the busier spring and summer leasing seasons. Additionally during the third quarter, we disposed of three retail properties and nine office properties, and have now largely completed our previously announced office and retail disposition program.  As we have previously discussed, this process has resulted in meaningful disruptive FFO performance; however, we believe this capital recycling and portfolio repositioning program will result in a stronger operating platform with a more predictable net income stream.”

Mr. Mihalick continued, “Looking ahead, our efforts in the coming quarters will be centered on driving revenue growth and reducing expenses in our market leading segments, as well as enhancing our balance sheet, given our manageable near term debt maturities. We continue to believe in our unique focus in the upper Midwest, which allows us to utilize our local market relationships, development platform and access to institutional capital, providing a meaningful competitive advantage to drive outsized returns over the long term.”

Financial Results for the Three and Nine Months Ended January 31, 2016 Compared to the Prior Year Period

Net Income Attributable to Common Shareholders for the quarter ended January 31, 2016 was $36.9 million compared to $5.5 million for the same period of the prior fiscal year.  Net Income Attributable to Common Shareholders for the nine month period ending January 31, 2016 was $52.4 million compared to $4.7 million for the same period of the prior fiscal year. The increase in Net Income Attributable to Common Shareholders was primarily due to gain on extinguishment of debt of $36.5 million recognized in the three and nine months ended January 31, 2016.

i

Funds from Operations (“FFO”) for the quarter ending January 31, 2016 was $54.5 million or $0.40 per share/unit.  FFO for the nine months ending January 31, 2016 was $84.7 million or $0.61 per share/unit. The increase in FFO was primarily due to gain on extinguishment of debt of $36.5 million recognized in the three and nine months ended January 31, 2016. Excluding gain or loss on extinguishment of debt and default interest, FFO would have been $0.14 and $0.44 for the three and nine months ended January 31, 2016, respectively.

The table below highlights the FFO and Adjusted Funds from Operations (“AFFO”) results by quarter for the first nine months of fiscal year 2016.

	Fiscal Year To Date, Nine months	Q3 ending January 31, 2016	Q2 ending October 31, 2015	Q1 ending July 31, 2015
FFO per share	$.61	$.40	$.06	$.16
AFFO per share	$.40	$.13	$.11	$.16

Operating Results for the Three Months Ended January 31, 2016 Compared to the Prior Year Period

Total revenue for the Company increased by $2.8 million, or 5.4%, in the three months ended January 31, 2016 compared to same period one year ago.

Total expenses for the Company increased by $2.8 million, or 7.6%, in the three months ended January 31, 2016 compared to same period one year ago. This increase is primarily due to an increase in depreciation expense at new acquisitions and developments placed in service.

Net Operating Income (NOI) from all properties increased by $1.6 million, or 4.8% for the quarter ending January 31, 2016 compared to the same period one year ago. Non-Same-Store properties, primarily the Company’s multifamily developments, provided for an increase in NOI of $1.7 million while Same-Store NOI decreased by approximately $85,000 for the quarter ending January 31, 2016 compared to the same period one year ago. The decrease in Same-Store NOI was primarily due to reduced revenues at properties located in energy impacted markets in western North Dakota and shifting costs across the balance of the Company’s portfolio, which had been impacted by the execution of its strategic plan to sell the commercial office and retail segments.

Operating Results for the Nine Months Ended January 31, 2016 Compared to the Prior Year Period

Total revenues for the Company increased by $5.7 million, or 3.7%, in the nine months ended January 31, 2016 compared to same period one year ago.

Total expenses for the Company increased by $6.2 million, or 5.6%, in the nine months ended January 31, 2016 compared to same period one year ago. This increase is primarily due to an increase in depreciation expense and property management expense at new acquisitions and developments placed in service.

NOI from all properties increased by $1.6 million, or 1.7% for the nine month period ending January 31, 2016 compared to the same period one year ago.  Non-Same-Store properties, primarily the Company’s multifamily developments, provided for an increase in NOI of $2.9 million while Same-Store NOI decreased by $1.3 million.  The decrease in Same-Store NOI was primarily due to reduced revenues at properties located in energy impacted markets in western North Dakota and shifting costs across the balance of the Company’s portfolio, which had been impacted by the execution of its strategic plan to sell the commercial office and retail segments.

Multifamily Results for the Three Months Ended January 31, 2016 Compared to the Prior Year Period

Multifamily (including non-same-store) NOI increased by approximately $898,000 or 5.3% for the quarter ending January 31, 2016 compared to the same period one year ago. Continued completion and lease up of our development projects is having a positive effect on total operations.

Multifamily Results for the Nine Months Ended January 31, 2016 Compared to the Prior Year Period

Multifamily (including non-same store) NOI increased by approximately $2.3 million or 4.6% for nine month period ending January 31, 2016 compared to the same period one year ago. Continued completion and lease up of our development projects and accretive acquisitions in the period are having a positive effect on total operations.

Same-Store Multifamily Results for the Three Months Ended January 31, 2016 Compared to the Prior Year Period

Same-Store Multifamily NOI decreased by approximately $725,000 for the quarter ending January 31, 2016 compared to the same period one year ago. The decrease in Same-Store NOI was primarily due to reduced revenues at properties located in energy impacted markets in western North Dakota and shifting costs across the balance of the Company’s portfolio, which had been impacted by the execution of its strategic plan to sell the commercial office and retail segments.

The Company’s operating margins of Same-Store Multifamily NOI to Gross Revenues improved by 60 basis points quarter over quarter to 53.3% for the third quarter of fiscal year 2016, as compared to the second quarter of fiscal year 2016.
The table below represents Same-Store Multifamily performance for the third quarter ending January 31, 2016 compared to the same period one year ago. Excluding the highly impacted energy markets of Minot and Williston, North Dakota, the balance of the same-store portfolio showed improving NOI results year over year.

						3rd Quarter Increase (Decrease) From Prior Year’s 3rd Quarter
Regions	Rentable Units	Occupancy 1/31/2016	FY16Q3 Weighted Average Occupancy(1)	FY16Q3 % of Actual NOI	FY16Q3 Average Rental Rate(2)	Revenues	Expenses	Net Operating Income	Average Rental Rate	Weighted Average Occupancy
Billings, MT	770	91.9%	91.7%	7.6%	$887	(3.7%)	11.6%	(13.5%)	2.0%	(5.6%)
Bismarck, ND	909	92.1%	92.1%	12.0%	$1,061	0.9%	8.9%	(3.6%)	4.8%	(3.9%)
Grand Forks, ND	1,230	93.3%	93.2%	13.5%	$915	(2.7%)	(15.3%)	8.8%	0.4%	(3.1%)
Minneapolis, MN	319	99.7%	99.0%	3.2%	$882	8.9%	1.8%	16.5%	3.3%	5.6%
Omaha, NE	1,370	97.4%	96.2%	11.6%	$858	6.1%	22.4%	(8.0%)	0.7%	5.5%
Rapid City, SD	270	97.8%	96.7%	2.6%	$830	3.2%	(13.8%)	24.0%	2.5%	0.6%
Rochester, MN	1,104	96.3%	96.7%	15.3%	$1,065	5.6%	(1.1%)	10.3%	4.4%	1.2%
Sioux Falls, SD	969	99.2%	97.9%	7.6%	$804	5.5%	12.3%	(1.6%)	3.7%	1.8%
St. Cloud, MN	1,015	96.3%	95.6%	7.9%	$846	4.4%	3.5%	5.5%	2.9%	1.4%
Topeka, KS	1,042	97.8%	96.8%	9.9%	$762	7.2%	(5.8%)	18.9%	3.3%	3.9%
Same Store Subtotals	8,998	95.9%	95.2%	91.2%	$896	3.2%	3.3%	3.1%	2.7%	0.5%
Minot, ND(3)	734	86.8%	88.7%	7.0%	$1,008	(17.4%)	3.4%	(31.9%)	(10.6%)	(6.8%)
Williston, ND(3)	145	75.2%	69.4%	1.8%	$1,706	(54.9%)	7.3%	(73.0%)	(39.1%)	(15.9%)
Same Store Property Totals	9,877	94.9%	94.0%	100.0%	$916	(1.3%)	3.4%	(5.1%)	(0.4%)	(0.9%)

(1)	Weighted average occupancy is defined as gross potential rent less vacancy losses divided by gross potential rent for the period.
(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.
(3)	Denotes markets with high exposure to energy-related industries.

Same-Store Multifamily Results for the Nine Months Ended January 31, 2016 Compared to the Prior Year Period

Same-Store Multifamily NOI decreased by $2.4 million for the nine months ending January 31, 2016 compared to the same period one year ago. The decrease in Same-Store NOI was primarily due to reduced revenues at properties located in energy impacted markets in western North Dakota and shifting costs across the balance of the Company’s portfolio, which had been impacted by the execution of its strategic plan to sell the commercial office and retail segments.

The Company’s operating margins of Same-Store Multifamily NOI to Gross Revenues decreased by 290 basis points year over year to 53.9% for the nine months ended January 31, 2016.

The table below represents Same-Store Multifamily performance for the nine months ending January 31, 2016 compared to the same period one year ago. Excluding the highly impacted energy markets of Minot and Williston, North Dakota, the balance of the same-store portfolio showed improving NOI results year over year.

						YTD Increase (Decrease) From Prior Year’s YTD
Regions	Rentable Units	Occupancy 1/31/2016	FY16Q3 Weighted Average Occupancy(1)	FY16Q3 % of Actual NOI	FY16Q3 Average Rental Rate(2)	Revenues	Expenses	Net Operating Income	Average Rental Rate	Weighted Average Occupancy
Billings, MT	770	91.9%	93.1%	7.8%	$893	(2.0%)	7.4%	(8.2%)	2.0%	(4.1%)
Bismarck, ND	909	92.1%	93.3%	11.8%	$1,063	(0.5%)	12.7%	(7.4%)	4.0%	(4.5%)
Grand Forks, ND	1,230	93.3%	94.5%	13.1%	$919	(2.0%)	1.1%	(4.2%)	1.4%	(3.3%)
Minneapolis, MN	319	99.7%	98.0%	3.1%	$876	6.2%	3.2%	9.1%	3.6%	2.6%
Omaha, NE	1,370	97.4%	96.3%	12.6%	$864	6.9%	10.9%	3.4%	1.8%	5.1%
Rapid City, SD	270	97.8%	97.2%	2.4%	$823	1.3%	0.6%	2.0%	1.6%	(0.3%)
Rochester, MN	1,104	96.3%	96.3%	14.6%	$1,056	6.2%	1.1%	9.9%	3.9%	2.3%
Sioux Falls, SD	969	99.2%	97.4%	7.4%	$800	4.5%	8.5%	0.1%	3.6%	0.9%
St. Cloud, MN	1,015	96.3%	94.3%	7.0%	$834	2.9%	8.6%	(4.4%)	2.7%	0.3%
Topeka, KS	1,042	97.8%	95.8%	8.7%	$753	4.7%	0.1%	9.1%	2.0%	2.8%
Same Store Subtotals	8,998	95.9%	95.3%	88.5%	$892	2.8%	5.9%	0.3%	2.6%	0.1%
Minot, ND(3)	734	86.8%	90.9%	8.5%	$1,070	(11.1%)	12.4%	(23.8%)	(4.9%)	(6.2%)
Williston, ND(3)	145	75.2%	74.0%	3.0%	$2,181	(38.7%)	8.2%	(52.7%)	(22.7%)	(16.0%)
Same Store Property Totals	9,877	94.9%	94.3%	100.0%	$923	(0.3%)	6.4%	(5.5%)	0.8%	(1.2%)

(1)	Weighted average occupancy is defined as gross potential rent less vacancy losses divided by gross potential rent for the period.
(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.
(3)	Denotes markets with high exposure to energy-related industries.

In addition to our initiatives to grow our multifamily portfolio through acquisitions and development, we have launched a value add program whereby we will be committing an estimated $3.5 million per quarter to rehab 4,000 units.  Apartments will be remodeled as the leases expire and upgrades will include a variety of new appliances, flooring, lighting, kitchen cabinets, and bathroom upgrades. Management expects these upgrades to range from $10,000 to $13,000 per unit and result in a return on investment of approximately 8% to 10% per year per unit.

Occupancy Levels on a Same-Store Property and All Property Basis

Segments	Same-Store as of January 31, 2016	Same-Store as of January 31, 2015	All Properties as of January 31, 2016	All Properties as of January 31, 2015
Multifamily	94.9%	94.5%	91.1%	91.3%
Healthcare	95.8%	95.8%	94.7%	95.9%
Industrial	100.0%	100.0%	85.3%	100.0%

Development Projects in Progress

As of January 31, 2016, the following projects are being developed:

•	Deer Ridge, a 163 unit, $24.9 million Multifamily development in Jamestown, ND
•	Cardinal Point, a 251 unit $48.2 million Multifamily development in Grand Forks, ND
•	71 France, a 241 unit, $73.3 million Multifamily development in Edina, MN
•	Monticello Crossings, a 202 unit, $31.8 million Multifamily development in Monticello, MN

Development Projects Placed in Service

During the three months ended January 31, 2016 no development projects were placed in service. During the nine months ended January 31, 2016, development projects totaling $136.8 million were placed in service.

The following table reflects the projects placed into service during the nine months ending January 31, 2016:

Project Name and Location	Segment	Rentable Sq Ft or Number of Units	Percentage Leased or Committed	Development Cost Incurred	Anticipated Same Store Date
Chateau II-Minot, ND	Multifamily	72 units	79.2%	$14,641	1Q 2019
Edina 6565 France SMC III-Edina, MN	Healthcare	57,624 sq ft	24.5%	$32,725	1Q 2019
Renaissance Heights-Williston, ND	Multifamily	288 units	46.2%	$62,451	1Q 2019
Minot Southgate Retail-Minot, ND	Other	7,963 sq ft	0%	$2,623	1Q 2019
PrairieCare Medical-Brooklyn Park, MN	Healthcare	70,756 sq ft	100.0%	$24,358	1Q 2018
				$136,798

Disposition Activity

During the three months ended January 31, 2016, the Company disposed of the following properties:

•	Three retail properties for sales prices totaling $3.5 million, which sales are part of the implementation of the Company’s strategic plan to sell its commercial office and retail properties.

•	Nine office properties that secured a $122.6 million non-recourse mortgage loan. Ownership in these properties was transferred to the mortgage lender and the Company removed the debt obligation and accrued interest from its balance sheet.

Liquidity

At January 31, 2016, the Company had $47.1 million cash on hand and $82.5 million available on its line of credit, which matures September 1, 2017.

Shareholder Equity and Capital Structure

Under the Company’s share repurchase program, during the three months ended January 31, 2016, the Company repurchased 1.8 million shares at an average price of $7.30 per share.

As of January 31, 2016, the Company’s total capitalization was $2.0 billion. Total capitalization is defined as the market value (closing price at end of period) of IRET’s outstanding common shares and the imputed market value of the outstanding limited partnership units of its operating partnership IRET Properties (which may be exchanged, at the expiration of a specified holding period, for either cash or its common shares, in the Company’s sole discretion, on a one-for-one basis), plus the book value of preferred shares and the outstanding principal balance of the Company’s consolidated debt.

Quarterly Distribution

On January 15, 2016, the Company paid a quarterly distribution of $0.1300 per common share and unit of IRET Properties. This was the Company’s 179th consecutive distribution. The Company also paid, on December 31, 2015, a quarterly distribution of $0.5156 per share on its Series A preferred shares and a quarterly distribution of $0.4968 per share on its Series B preferred shares.

Subsequent to the end of the third quarter of fiscal year 2016, on March 8, 2016, the Board of Trustees declared a regular quarterly distribution of $0.1300 per common share and unit, payable April 1, 2016 to common shareholders and unitholders of record on March 21, 2016.

Also on March 8, 2016, the Board declared a distribution of $0.5156 per share on the Company’s Series A preferred shares, payable March 31, 2016 to Series A preferred shareholders of record on March 21, 2016, and declared a distribution of $0.4968 per share on the Company’s Series B preferred shares, payable March 31, 2016 to Series B preferred shareholders of record on March 21, 2016.

Conference Call Information

The Conference Call for 3rd Quarter Earnings is scheduled for Friday, March 11, 2016 at 10:00 A.M. Eastern Time. Conference call access information is as follows:

USA Toll Free Number: 1-877-509-9785

International Toll Free Number: 1-412-902-4132

Canada Toll Free Number: 1-855-669-9657

A webcast of the call will be archived on the “Investor Info/ Presentations & Events/Presentations” page of IRET’s website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to IR@iret.com.

About IRET

We are a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. We hold for investment a portfolio of 177 properties consisting of 94 multifamily properties, 66 healthcare properties (including senior housing), 7 industrial properties and 10 other commercial properties with a total of 4.5 million square feet of leasable space.  Our common shares, Series A preferred shares and Series B preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET, IRETPR and IRETPRB, respectively). Our press releases and supplemental information are available on our website at www.iret.com or by contacting Investor Relations at 203-682-8377.

v

Supplemental Information

The Company produced the Supplemental Operating and Financial Data for the Quarter Ended January 31, 2016 (“Supplemental Information”) that provides detailed information regarding operating, capital, portfolio and tenant analyses and development and acquisition activity. This Supplemental Information is considered part of this earnings release.

Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined under the section titled “Definitions” in the Supplemental Information.

Forward-Looking Statements

This earnings release, including the Supplemental Information, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which may be identified by the use of words such as “expects,” “plans,” “estimates,” “anticipates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters, specifically including the Company’s future plans, anticipated operating results, anticipated timing of development projects being placed into service, anticipated implementation and results of its value add program, and anticipated timing of properties becoming same-store properties, are based on the Company’s expectations, forecasts and assumptions at the time of this earnings release. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in such forward-looking statements.

Such risks, uncertainties and other factors that might cause such differences include, but are not limited to: intentions and expectations regarding future distributions on common shares and units; fluctuations in interest rates; adverse capital and credit market conditions that might affect the Company’s access to various sources of capital and cost of capital; adequate insurance coverage; the effect of government regulation; delays or inability to obtain necessary governmental permits and authorizations; changes in general and local economic and real estate market conditions; changes in demand for Company properties that may result in lower than expected occupancy and/or rental rates; ability to acquire quality properties in the Company’s targeted markets; ability to successfully dispose of certain assets; competition for tenants from similar competing properties; the Company’s ability to attract and retain skilled personnel; cyber-intrusion; abandonment of development or redevelopment opportunities for which the Company has already incurred costs; delays in completing development, redevelopment and/or lease up of properties and increased costs; and those risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended April 30, 2015 and subsequent quarterly reports on Form 10-Q.

The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	January 31, 2016	April 30, 2015
ASSETS
Real estate investments
Property owned	$1,801,019	$1,546,367
Less accumulated depreciation	(346,895)	(313,308)
	1,454,124	1,233,059
Development in progress	78,341	153,994
Unimproved land	22,304	25,827
Total real estate investments	1,554,769	1,412,880
Assets held for sale	22,064	463,103
Cash and cash equivalents	47,117	48,970
Other investments	50	329
Receivable arising from straight-lining of rents, net of allowance of $766 and $718, respectively	16,778	15,617
Accounts receivable, net of allowance of $163 and $438, respectively	5,118	2,865
Real estate deposits	1,250	2,489
Prepaid and other assets	3,943	3,174
Intangible assets, net of accumulated amortization of $21,214 and $19,610, respectively	23,913	26,213
Tax, insurance, and other escrow	7,834	10,073
Property and equipment, net of accumulated depreciation of $1,116 and $1,464, respectively	1,442	1,542
Goodwill	1,715	1,718
Deferred charges and leasing costs, net of accumulated amortization of $9,078 and $8,077, respectively	9,816	8,864
TOTAL ASSETS	$1,695,809	$1,997,837
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
LIABILITIES
Liabilities held for sale	$11,449	$321,393
Accounts payable and accrued expenses	48,778	56,399
Revolving line of credit	17,500	60,500
Mortgages payable	761,645	668,112
Construction debt and other	140,264	144,111
TOTAL LIABILITIES	979,636	1,250,515
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	7,244	6,368
EQUITY
Investors Real Estate Trust shareholders’ equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at January 31, 2016 and April 30, 2015, aggregate liquidation preference of $28,750,000)	27,317	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 shares issued and outstanding at January 31, 2016 and April 30, 2015, aggregate liquidation preference of $115,000,000)	111,357	111,357
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 121,033,647 shares issued and outstanding at January 31, 2016, and 124,455,624 shares issued and outstanding at April 30, 2015)	924,658	951,868
Accumulated distributions in excess of net income	(434,388)	(438,432)
Total Investors Real Estate Trust shareholders’ equity	628,944	652,110
Noncontrolling interests – Operating Partnership (13,863,575 units at January 31, 2016 and 13,999,725 units at April 30, 2015)	58,254	58,325
Noncontrolling interests – consolidated real estate entities	21,731	30,519
Total equity	708,929	740,954
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$1,695,809	$1,997,837

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three and nine months ended January 31, 2016 and 2015

	(in thousands, except per share data)
	Three Months Ended January 31		Nine Months Ended January 31
	2016	2015	2016	2015
REVENUE
Real estate rentals	$50,277	$46,753	$142,526	$135,621
Tenant reimbursement	4,492	5,223	13,466	15,122
TRS senior housing revenue	1,003	963	3,006	2,599
TOTAL REVENUE	55,772	52,939	158,998	153,342
EXPENSES
Depreciation/amortization related to real estate investments	14,789	12,627	42,522	37,700
Utilities	3,427	3,564	9,757	9,533
Maintenance	5,821	5,033	16,979	15,081
Real estate taxes	5,029	5,284	14,948	15,052
Insurance	1,214	1,215	3,558	3,745
Property management expenses	4,676	3,825	13,182	10,970
Other property expenses	169	197	344	753
TRS senior housing expenses	912	825	2,493	2,243
Administrative expenses	2,929	2,754	8,316	9,308
Other expenses	86	488	1,714	1,678
Amortization related to non-real estate investments	130	210	470	647
Impairment of real estate investments	162	540	3,320	4,663
TOTAL EXPENSES	39,344	36,562	117,603	111,373
Operating income	16,428	16,377	41,395	41,969
Interest expense	(10,540)	(10,009)	(29,867)	(29,710)
Loss on extinguishment of debt	0	0	(106)	0
Interest income	566	561	1,687	1,681
Other income	135	109	286	371
Income before gain (loss) on sale of real estate and other investments and income from discontinued operations	6,589	7,038	13,395	14,311
Gain (loss) on sale of real estate and other investments	1,446	951	1,271	(811)
Income from continuing operations	8,035	7,989	14,666	13,500
Income from discontinued operations	35,408	1,162	50,181	1,322
NET INCOME	43,443	9,151	64,847	14,822
Net income attributable to noncontrolling interests – Operating Partnership	(4,227)	(657)	(5,940)	(618)
Net loss (income) attributable to noncontrolling interests – consolidated real estate entities	581	(123)	2,096	(870)
Net income attributable to Investors Real Estate Trust	39,797	8,371	61,003	13,334
Dividends to preferred shareholders	(2,879)	(2,879)	(8,636)	(8,636)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$36,918	$5,492	$52,367	$4,698
Earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	$.04	$.04	$.06	$.03
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.26	.01	.36	.01
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.30	$.05	$.42	$.04
DIVIDENDS PER COMMON SHARE	$.13	$.13	$.39	$.39

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three and nine months ended January 31, 2016 and 2015

	(in thousands, except per share amounts)
Three Months Ended January 31,	2016			2015
	Amount	Weighted Avg Shares and Units(1)	Per Share And Unit(2)	Amount	Weighted Avg Shares and Units(1)	Per Share And Unit(2)
Net income attributable to Investors Real Estate Trust	$39,797			$8,371
Less dividends to preferred shareholders	(2,879)			(2,879)
Net income available to common shareholders	36,918	121,864	$0.30	5,492	120,855	$0.05
Adjustments:
Noncontrolling interest – Operating Partnership	4,227	13,877		657	14,461
Depreciation and amortization of real property	14,975			17,706
Impairment of real estate investments	162			540
Gain on depreciable property sales	(1,777)			(951)
FFO applicable to Common Shares and Units(1)(3)	$54,505	135,741	$0.40	$23,444	135,316	$0.17

	(in thousands, except per share amounts)
Nine Months Ended January 31,	2016			2015
	Amount	Weighted Avg Shares and Units(1)	Per Share And Unit(2)	Amount	Weighted Avg Shares and Units(1)	Per Share And Unit(2)
Net income attributable to Investors Real Estate Trust	$61,003			$13,334
Less dividends to preferred shareholders	(8,636)			(8,636)
Net income available to common shareholders	52,367	123,793	$0.42	4,698	116,303	$0.04
Adjustments:
Noncontrolling interest – Operating Partnership	5,940	13,913		618	17,334
Depreciation and amortization of real property	48,095			52,367
Impairment of real estate investments	3,760			6,105
(Gain) loss on depreciable property sales	(25,512)			811
FFO applicable to Common Shares and Units(1)(3)	$84,650	137,706	$0.61	$64,599	133,637	$0.48

(1)	Units of the Operating Partnership are exchangeable for cash, or, at our discretion, for Common Shares on a one-for-one basis.
(2)	Net income attributable to Investors Real Estate Trust is calculated on a per Common Share basis. FFO is calculated on a per Common Share and Unit basis.
(3)	Excluding gain or loss on extinguishment of debt and default interest, FFO would have been $19.6 million and $0.14 per Common Share and Unit for the three months ended January 31, 2016 and $60.1 million and $0.44 per Common Share and Unit for the nine months ended January 31, 2016.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months ended January 31, 2016 and 2015

	(in thousands)
Three Months Ended January 31, 2016	Multifamily	Healthcare	Industrial	All Other	Total
Real estate revenue	$33,296	$18,350	$1,650	$1,473	$54,769
Real estate expenses	15,460	4,208	453	215	20,336
Net operating income	$17,836	$14,142	$1,197	$1,258	34,433
TRS senior housing revenue, net of expenses					91
Depreciation/amortization					(14,919)
Administrative expenses					(2,929)
Other expenses					(86)
Impairment of real estate investments					(162)
Interest expense					(10,540)
Interest and other income					701
Income before gain on sale of real estate and other investments and income from discontinued operations					6,589
Gain on sale of real estate and other investments					1,446
Income from continuing operations					8,035
Income from discontinued operations					35,408
Net income					$43,443

	(in thousands)
Three Months Ended January 31, 2015	Multifamily	Healthcare	Industrial	All Other	Total
Real estate revenue	$30,256	$17,491	$1,741	$2,488	$51,976
Real estate expenses	13,318	4,260	501	1,039	19,118
Net operating income	$16,938	$13,231	$1,240	$1,449	32,858
TRS senior housing revenue, net of expenses					138
Depreciation/amortization					(12,837)
Administrative expenses					(2,754)
Other expenses					(488)
Impairment of real estate investments					(540)
Interest expense					(10,009)
Interest and other income					670
Income before gain on sale of real estate and other investments and income from discontinued operations					7,038
Gain on sale of real estate and other investments					951
Income from continuing operations					7,989
Income from discontinued operations					1,162
Net income					$9,151

x

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the nine months ended January 31, 2016 and 2015

	(in thousands)
Nine Months Ended January 31, 2016	Multifamily	Healthcare	Industrial	All Other	Total
Real estate revenue	$96,782	$50,435	$4,913	$3,862	$155,992
Real estate expenses	44,602	12,202	1,138	826	58,768
Net operating income	$52,180	$38,233	$3,775	$3,036	97,224
TRS senior housing revenue, net of expenses					513
Depreciation/amortization					(42,992)
Administrative expenses					(8,316)
Other expenses					(1,714)
Impairment of real estate investments					(3,320)
Interest expense					(29,867)
Loss on extinguishment of debt					(106)
Interest and other income					1,973
Income before gain on sale of real estate and other investments and income from discontinued operations					13,395
Gain on sale of real estate and other investments					1,271
Income from continuing operations					14,666
Income from discontinued operations					50,181
Net income					$64,847

	(in thousands)
Nine Months Ended January 31, 2015	Multifamily	Healthcare	Industrial	All Other	Total
Real estate revenue	$87,576	$50,024	$4,904	$8,239	$150,743
Real estate expenses	37,700	12,726	1,223	3,485	55,134
Net operating income	$49,876	$37,298	$3,681	$4,754	95,609
TRS senior housing revenue, net of expenses					356
Depreciation/amortization					(38,347)
Administrative expenses					(9,308)
Other expenses					(1,678)
Impairment of real estate investments					(4,663)
Interest expense					(29,710)
Interest and other income					2,052
Income before loss on sale of real estate and other investments and income from discontinued operations					14,311
Loss on sale of real estate and other investments					(811)
Income from continuing operations					13,500
Income from discontinued operations					1,322
Net income					$14,822